Exhibit 5.1


                             SIERCHIO & ALBERT, P.C.
                                    ATTORNEYS
          FORTY-ONE EAST FIFTY-SEVENTH STREET, NEW YORK, NEW YORK 10022
                         AT MADISON AVENUE, PENTHOUSE A
                 PHONE: (212) 446-9600 - TELEFAX: (212) 446-9504



                                                              December 13, 1996

Advanced Voice Technologies, Inc.
369 Lexington Avenue
New York, N.Y.  10017

Ladies and Gentlemen:

                     This opinion is delivered to you in connection with the registration on Form S-8 (the "Registration Statement") to be filed on December 13, 1996, by Advanced Voice Technologies, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), for registration under said Act of 4,000,000 shares of common stock, $.0001 par value (the "Common Stock"), of the Company.

                     We are familiar with the Company's Certificate of Incorporation, its By-Laws and its corporate minute book, as well as the Registration Statement. We have also examined such other documents and made such further investigations as we have deemed necessary for the purposes of this opinion.

                     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under its 1994 Incentive Stock Option and Stock Appreciate Rights Plan and 1994 Non-Qualified Stock Option Plan (the "Plans"), as in effect on the date hereof, when issued upon the exercise, in accordance with the terms of the Plans, of options granted in accordance with the terms of the Plans, and against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable; provided that we are rendering no opinion hereby as to any state "blue sky" laws.

                     We understand that this opinion is to be used in connection with the Registration Statement and to all references to this firm included therein.

                                                        Very truly yours,

                                                        Sierchio & Albert, P.C.